UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 13, 2011

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          On April 13, 2011, Gartner, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Eugene A. Hall pursuant to which Mr. Hall will continue to serve as chief executive officer of the Company (the “2011 CEO Agreement”). The 2011 CEO Agreement amends and restates the previous employment agreement with Mr. Hall dated February 1, 2007, as amended and restated on December 31, 2008.

          The principal changes effected by the 2011 CEO Agreement are as follows:

•

the Company’s obligation to provide severance benefits upon a Change In Control (defined below) will only arise if Mr. Hall’s employment is terminated within 24 months of a Change In Control; i.e., a “double trigger;”

•

no gross-up payments will be made to Mr. Hall in connection with any IRC Section 280G taxes that may be owing by him in connection with Change In Control benefits; instead, Mr. Hall may elect to receive either the full amount of his Change in Control benefits or such lesser amount as results in no IRC Section 280G excise tax being due; and

•	the term of Mr. Hall’s employment agreement has been extended until December 31, 2016;

          With the exception of the changes noted above, the 2011 CEO Agreement restates and clarifies the existing employment arrangement between Mr. Hall and the Company. The following is a summary of the principal terms of the 2011 CEO Agreement:

          The 2011 CEO Agreement has a term of five years (expiring December 31, 2016), with automatic one year renewals, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term. Under the 2011 CEO Agreement, Mr. Hall is entitled to:

•	an annual base salary of $775,886, subject to adjustment on an annual basis by the Compensation Committee;

•

an annual target bonus under the Company’s executive bonus program equal to 100% of annual base salary, and payable based upon achievement of specified Company and individual objectives. The actual bonus paid may be higher or lower than target based upon over- or under- achievement of these objectives, subject to a maximum actual bonus of 200% of base salary; and

•

an annual long-term incentive award with an aggregate value on the date of grant (assuming applicable performance goals will be satisfied at target) at least equal to $7,665,667 minus the sum of base salary and target bonus for the year of grant (the “Annual Incentive Award”). The Annual Incentive Award will be 100% unvested on the date of grant; vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee. The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between restricted stock units (RSUs) and stock appreciation rights (SARs). The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under- achievement of such specified Company objectives.

In addition, Mr. Hall is entitled to be nominated for election to the Board of Directors during his employment term, and is entitled to an automobile and driver during the employment term.

          The 2011 CEO Agreement further provides that Mr. Hall’s employment is at will and may be terminated by him or the Company upon 60 days’ notice. If the Company terminates Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (as defined below)) and without Business Reasons (as defined in the 2011 CEO Agreement) or a Constructive Termination (as defined in the 2011 CEO Agreement) occurs, or if the Company elects not renew the 2011 CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration, then he will be entitled to receive:

•	base salary and paid time off (“PTO”) accrued through the termination date, plus continued base salary for a period of 36 months following the termination date;

•	any earned but unpaid bonus from the prior fiscal year;

•	300% of the average of his earned annual bonuses for the three years preceding the year in which the termination date occurs;

•	36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards;

•

a lump sum payment in cash equal to the value of any ungranted, but due to be granted Annual Incentive Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four year vesting period); and

•

a monthly payment equal to the monthly COBRA premium payable by him to continue the group health coverage in effect on the date of termination for himself, his spouse and any children until he becomes covered under similar plans or for 36 months following termination, whichever occurs first.

          Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36 month non-competition and non-solicitation covenants set forth in the 2011 CEO Agreement.

          The 2011 CEO Agreement provides that, if Mr. Hall’s employment is terminated involuntarily and without Business Reasons, or a Constructive Termination occurs, or if the Company elects not renew the 2011 CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the 2011 CEO Agreement, in each case within 24 months of a Change In Control, he will be entitled to receive the following:

•	accrued base salary and PTO through the Change In Control date, plus any earned but unpaid bonus from the prior fiscal year, payable upon the Change In Control;

•

an amount equal to three times base salary then in effect plus an amount equal to three times target bonus for the fiscal year in which the Change In Control occurs, payable six months following termination; and

•

a monthly payment equal to the monthly COBRA premium payable by him to continue the group health coverage in effect on the date of termination for himself, his spouse and any children until he becomes covered under similar plans or for 36 months following termination, whichever occurs first.

Immediately upon a Change In Control, the 2011 CEO Agreement provides that Mr. Hall will be entitled to the following:

•	any ungranted, but due to be granted Annual Incentive Awards; and

•	vesting in full of all outstanding equity awards (at target in the case of performance-based equity awards as to which the related performance adjustment has not yet occurred).

          Should any payments received by Mr. Hall upon a Change In Control constitute a “parachute payment” within the meaning of IRC Section 280G, Mr. Hall may elect to receive either the full amount of his Change In Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under IRC Section 4999.

          The 2011 CEO Agreement utilizes the Company’s 2003 Long-Term Incentive Plan definition of “Change In Control” which currently provides that a Change In Control will occur when (i) any person becomes the beneficial owner of 50% of the Company’s voting securities, (ii) there is a merger or consolidation of the Company with another company and the Company’s outstanding securities represent less than 50% of the voting securities of the combined entity, (iii) there is a completed sale of all or substantially all of the Company’s assets and (iv) there is a change in the composition of the Company’s Board occurring within a one year period, as a result of which fewer than a majority of the directors on the board remain.

          The foregoing description of the 2011 CEO Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Employment Agreement dated as of April 13, 2011 between Gartner, Inc. and Eugene A. Hall, a copy of which will be filed as an exhibit to Gartner’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 pursuant to Regulation S-K, Item 601(a)(4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: April 18, 2011	By:	/s/ Christopher J. Lafond

Christopher J. Lafond
Executive Vice President,
Chief Financial Officer